UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016
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Commission File Number 001-08198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(I.R.S. Employer Identification No.)
26525 North Riverwoods Boulevard, Suite 100, Mettawa, Illinois	60045
(Address of principal executive offices)	(Zip Code)

(224) 880-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HSBC Finance Corporation

Item 8.01. Other Events.
On February 5, 2016, HSBC North America Holdings Inc. ("HSBC North America") and certain subsidiaries (together "HSBC US") reached a national mortgage settlement ("NMS") with the Department of Justice, the Department of Housing and Urban Development, the Consumer Financial Protection Bureau, various other federal agencies and the attorneys general from 49 states and the District of Columbia. HSBC US’ financial commitment under the NMS is $470 million comprised of a $100 million cash payment to be allocated among participating federal and state parties and $370 million in customer relief. All except $32 million of the $470 million commitment is allocable to HSBC Finance Corporation ("HSBC Finance"). Separately, a $131 million civil money penalty ("CMP") was assessed by the Federal Reserve Board ("FRB") against HSBC North America and HSBC Finance in conjunction with the FRB’s April 2011 foreclosure consent order. The CMP will be satisfied by the financial commitments of HSBC Finance under the NMS. The settlement and the CMP will not cause HSBC Finance to take any additional charges to income beyond those recorded in prior years.
A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated February 5, 2016.

HSBC Finance Corporation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    February 5, 2016

HSBC FINANCE CORPORATION

By:	/s/ MICHAEL A. REEVES
Michael A. Reeves
Executive Vice President and
Chief Financial Officer

HSBC Finance Corporation

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 5, 2016.

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